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                                                                       Exhibit 9

April 23, 2004

GE Capital Life Assurance Company of New York
6610 West Broad Street
Richmond, Virginia 23230

Re:   GE Capital Life Assurance Company of New York
      GE Capital Life Separate Account II
      Post-Effective Amendment No. 2 Under the Securities Act of 1933 Amendment No. 33 Under the Investment Company Act of 1940
      SEC File Nos. 333-106511; 811-08475



Ladies and Gentlemen:

I have served as Counsel to GE Capital Life Assurance Company of New York and its GE Capital Life Separate Account II (the "Separate Account") in connection with the registration of an indefinite number of securities in the form of Scheduled Purchase Payment Variable Deferred Annuity Contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended. I have examined Post-Effective Amendment No. 2 under the Securities Act of 1933 and Amendment No. 33 under the Investment Company Act of 1940 to the Registration Statement on Form N-4, including all related documents and exhibits, and have reviewed such questions of law as I considered necessary and appropriate. On the basis of such examination and review, it is my opinion that:

    1. GE Capital Life Assurance Company of New York is a corporation duly organized and validly existing under the laws of the State of New York and is duly authorized to sell and issue the Contracts.

    2. The Separate Account has been properly created and is a validly existing separate account pursuant to the laws of the State of New York.

    3. The issuance and sale of the Contracts, when issued and sold in the manner stated in the registration statement, will be legal and binding obligations of GE Capital Life Assurance Company of New York in accordance with their terms, except that clearance must be obtained, or the Contract form must be approved, prior to issuance thereof in certain jurisdictions.

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GE Capital Life Assurance Company of New York
April 23, 2004
Page 2

    4. To the extent so provided under the Contracts, that portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account, will not be chargeable with liabilities arising out of any other business that GE Capital Life Assurance Company of New York may conduct.

I hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 2 under the Securities Act of 1933 and Amendment No. 33 under the Investment Company Act of 1940 filed on Form N-4 for the Contracts and the Separate Account.

Sincerely,

/s/ Heather Harker
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Heather Harker
Vice President and Associate General Counsel